CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #361 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated February 28, 2011 on the financial statements and financial highlights of Phocas Real Estate Fund, a series of the Advisors Series Trust.   Such financial statements and financial highlights appear in the December 31, 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2011